EXHIBIT 23.1





                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Current Report (Form 8-K) of Flores & Rucks, Inc. our report dated August 8, 1996, with respect to the statements of combined oil and gas revenues and direct operating expenses of certain oil and gas producing properties to be acquired from Mobil Oil Exploration & Producing Southeast Inc. which is included in the Registration Statement on Form S-3 (Registration No. 333-10365) of Flores & Rucks, Inc. filed with the Securities and Exchange Commission.

                                                            ERNST & YOUNG LLP


Fort Worth, Texas
October 10, 1996